UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 15, 2013

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Cash Bonus Plan

On May 15, 2013, the Board of Directors of the Company approved the 2013 Bonus Plan to determine the amounts of cash bonus awards for fiscal year 2013 that may be paid to the principal executive officer, principal financial officer, and other named executive officers disclosed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 19, 2013.  The cash bonus amounts payable for 2013 are based upon the Company’s achievement of established EBITDA targets (earnings before interest, taxes, depreciation and amortization, as adjusted for certain items). Actual bonus award amounts are based upon a weighting of 80% for actual performance achieved against the EBITDA targets and 20% for actual performance achieved against individual performance objectives. The Compensation Committee set the 2013 aggregate annual cash bonus amounts as follows, assuming performance at 100% of targets:

Terry McDaniel	$207,704
Steve Weinberger	$106,210
Richard Suchenski	$105,276

Performance will be measured at year-end against the EBITDA targets. Performance at or below the threshold of 85% of targeted EBITDA will result in no cash bonus payout. Performance above the threshold results in the following payouts:

•                  The EBITDA-based portion of the bonuses will be payable on a linear scale between 85% of the targeted EBITDA and 100%.  At 85% of the targeted EBITDA the bonus will be 0%. The bonus will be calculated using the formula “[percent of achievement of EBITDA minus 85%] divided by 15.” Based on this formula, if the Company achieves 86% of the EBITDA target, then 6.7% of the EBITDA-based portion of the bonus is earned; if the Company achieves 93% of the EBITDA target, then 53.3% of the EBITDA-based portion of the bonus is earned; and

•                  Performance above 100% of targeted EBITDA for the year will result in a percentage payout equal to the actual percentage of target achieved, up to a 125% (130% for the executive management group) payout of the EBITDA-based portion of the cash bonus.

Item 5.07              Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Shareholders of the Company (the “Meeting”) was held on May 15, 2013.

(b)           Proxies for the Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  There was no solicitation in opposition to the Board’s nominees listed in the proxy statement and all of such nominees were elected.

(c)           At the Meeting, the Company’s shareholders voted upon:

(1)           The election of seven directors of the Company.  The nominees were Messrs. Ashton D. Asensio, Macon Bryce Edmonson, Paul J. Lapadat, Terry McDaniel, David L. Meyers, Larry R. Polhill and Itzhak Reichman.  There were no other nominees.  The following are the respective numbers of votes cast “for” and “withheld” with respect to each nominee, and the broker non-votes.

Name of Nominee	Votes Cast For	Votes Withheld	Broker Non- Votes
Ashton D. Asensio	10,768,657	2,839,821	3,602,660
Macon Bryce Edmonson	10,709,966	2,898,512	3,602,660
Paul J. Lapadat	12,054,675	1,553,803	3,602,660
Terry McDaniel	10,873,937	2,734,541	3,602,660
David L. Meyers	12,056,491	1,551,987	3,602,660
Larry R. Polhill	10,750,310	2,858,168	3,602,660
Itzhak Reichman	8,965,935	4,642,543	3,602,660

(2)         Ratification of the selection of Moss Adams LLP as independent public accountants for fiscal year 2013.

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
15,816,926	13,607	1,380,605	0

(3)         Advisory approval of the compensation of our Named Executive Officers.

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
11,669,362	69,767	1,869,289	3,602,720

(4)         Advisory approval on the frequency of an advisory vote on the compensation of our Named Executive Officers.

One Year	Two Year	Three Year	Abstain	Broker Non-Votes
5,675,875	146,516	5,893,882	1,892,145	3,602,720

Consistent with the voting results at the Meeting, the Board of Directors of the Company has determined to hold an advisory vote on the compensation of the Company’s named executive officers every three years until the next advisory shareholder vote on the frequency of shareholder advisory votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such advisory votes.

Item 8.01              Other Events

On May 15, 2013, the Board of Directors of the Company designated Larry R. Polhill to act as Chairman of the Board of Directors, succeeding Itzhak Reichman.  Mr. Polhill is a non-employee director and has been an incumbent member of the Board of Directors since July 2004.

Item 9.01              Financial Statements and Exhibits.

Exhibit 10.1          2013 Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date: May 21, 2013	/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer